Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RXi Pharmaceuticals Corporation

Marlborough, Massachusetts

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to Registration Statement on Form S-1 of our report dated March 30, 2015, relating to the financial statements of RXi Pharmaceuticals Corporation, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, MA
May 19, 2015